Registration No.
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                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
                               ------------


                                 FORM S-8
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933
                               ------------

                          THE CERPLEX GROUP, INC.
          (Exact name of Registrant as specified in its charter)
Delaware                                                       75-1539534
(State or other                                             (I.R.S. employer
jurisdiction of                                           identification number)
incorporation or
organization)
                         111 Pacifica Avenue, Suite 300
                           Irvine, California 92618
           (Address of Principal Executive Offices)   (Zip Code)
                               ------------

             THE CERPLEX GROUP, INC. AND ITS SUBSIDIARIES
           STOCK OPTION AND RESTRICTED STOCK PURCHASE PLAN

                         (Full title of the Plan)
                               ------------

                               Richard Alston
                    President and Chief Operating Officer
                         111 Pacifica Avenue, Suite 300
                           Irvine, California 92618
                  (Name and address of agent for service)

                              (949) 754-5300
       (Telephone number, including area code, of agent for service)
                               ------------

                                Copies to:
                         OTHON A. PROUNIS, ESQ.
               Reboul, MacMurray, Hewitt, Maynard & Kristol
                           45 Rockefeller Plaza
                           New York, N. Y. 10111

                      CALCULATION OF REGISTRATION FEE
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




                                   Proposed    Proposed
                                   maximum     maximum
                    Amount         offering    aggregate    Amount of
Title of securities to be          price per   offering     registration
to be registered    registered     share<F1>   price<F1>    fee
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Common Stock,
$.03 par value      2,835,500 shs.   $0.877   $2,486,733.50  $733.59
==========================================================================

<F1> Calculated pursuant to Rule 457(h) and 457(c) based on the average exercise price of those options already issued and the average of the high and low prices on the Over The Counter Market on September 16, 1999.


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
                             EXPLANATORY NOTE
                             ----------------

          This Registration Statement has been prepared in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the "Act"), to register 2,835,500 shares of common stock, $.03 par value ("Common Stock"), of The Cerplex Group, Inc. (the "Registrant"), formerly known as Aurora Electronics, Inc., which may be issued under stock options and awards granted by the Registrant pursuant to the Plan.


                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          There are hereby incorporated by reference herein the following documents which have been filed with the Securities and Exchange Commission (the "Commission"):

          1. The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1999 as filed on August 16, 1999.

          2. The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1999 as filed on May 17, 1999.

          3. The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended December 31, 1998 as filed on February 11, 1999.

          4. Definitive Proxy Statement filed on January 28, 1999 by the Registrant on Form 14A (001-08456).

          5. The Registrant's Annual Report filed on Form 10-K for the year ended September 30, 1998 as filed on January 12, 1999.

          6. The Cerplex Group, Inc. Stock Option and Restricted Stock Purchase Plan filed as Appendix B to the Definitive Proxy Statement on Form 14A (001-08456) as filed on September 9, 1998.

          7. The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on February 14, 1983, including any amendment or report filed for updating such description.

          All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment hereto that indicates that all securities offered have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

          Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.   DESCRIPTION OF SECURITIES.

          See Paragraph 2 of Item 3 of Part II of this Registration
Statement.


ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.


ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          The Registrant's Restated Certificate of Incorporation limits the personal liability of directors to the Registrant or its stockholders for monetary damages for breaches of fiduciary duty, as directors, except for liability for any breach of directors' duty of loyalty to the Registrant or its stockholders, or acts or omissions not in good faith or which involve intentional misconduct or violation of law under Section 174 of the Dela-ware General Corporation Law, or any transaction from which a director derived an improper personal benefit. This provision of Registrant's Restated Certificate of Incorporation is consistent with the Delaware General Corporation Law, which permits Delaware corporations to include in their certificates of incorporation a provision limiting directors' liability for monetary damages for certain breaches of their fiduciary duties as directors.

          The Registrant's By-laws provide for indemnification of officers, directors and employees of the Registrant to the fullest extent permitted by the Delaware General Corporation Law. Under the Delaware General Corporation Law, directors and officers as well as other employees and individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation -- a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification extends only to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and that the Delaware General Corporation Law requires court approval before there can be any indemnification of expenses where the person seeking indemnification has been found liable to the Registrant.

          The foregoing statements are subject to the detailed provisions of Sections 145 and 102(b)(7) of the Delaware General Corporation Law, Article VI of the Company's By-laws, Article IX of the Company's By-laws, Article IX of the Company's Restated Certificate of Incorporation, as amended, and the above-mentioned agreements with each of the Company's directors, as applicable.

          Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.


ITEM 8.   EXHIBITS.


Exhibit
Number         Description
-------        -----------

5. Opinion of Reboul, MacMurray, Hewitt, Maynard & Kristol with respect to the legality of the securities being registered.








23.1. Consent of Reboul, MacMurray, Hewitt, Maynard & Kristol (included in Exhibit 5).

23.2.     Consent of KPMG, LLP.

23.3.     Consent of Arthur Anderson LLP.

24.       Powers of Attorney (included in Part II of this Registration
          Statement).

                                   SIGNATURES

          PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON THE 20th DAY OF SEPTEMBER 1999.

                                THE CERPLEX GROUP, INC.



                                By /s/ Richard Alston
                                   ----------------------------------
                                   Richard Alston
                                   President and Chief Operating Officer

          Each person whose signature appears below hereby constitutes and appoints Richard Alston his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

          PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:


      Signatures            Title                           Date
      ----------            -----                           ----


/s/ George McTavish           Director                  September 23, 1999
-----------------------
    George McTavish

/s/ Bruce Anderson           Director                   September 23, 1999
-----------------------
    Bruce Anderson

/s/ Thomas McInerney        Director                   September 20, 1999
-----------------------
    Thomas McInerney

/s/ Richard Stowe           Director                   September 20, 1999
-----------------------
    Richard Stowe

                               EXHIBIT INDEX


EXHIBIT
NUMBER                        DESCRIPTION
-------                       -----------

5. Opinion of Reboul, MacMurray, Hewitt, Maynard & Kristol with respect to the legality of the securities being registered.

23.1. Consent of Reboul, MacMurray, Hewitt, Maynard & Kristol (included in Exhibit 5).

23.2.     Consent of KPMG, LLP.

23.3.     Consent of Arthur Anderson LLP.

24.       Powers of Attorney (included in Part II of this Registration
          Statement).

                                                                       Exhibit 5